Exhibit 32.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of JER Investors Trust Inc. (the “Company”) for the quarterly period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joseph E. Robert, Jr. , as Chief Executive Officer of the Company, and Tae-Sik Yoon, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of each of their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/S/ JOSEPH E. ROBERT, JR.
Name:	Joseph E. Robert, Jr.
Title:	Chairman of the Board
Chief Executive Officer

Date: November 9, 2005

By:	/S/ TAE-SIK YOON
Name:	Tae-Sik Yoon
Title:	Chief Financial Officer

Date: November 9, 2005